Exhibit 99.6

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

AND THE CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Vail Resorts, Inc. (the "Company"), and that to the extent of his respective knowledge, that the quarterly report of the Company on Form 10-Q for the three months ended April 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and the results of operations of the Company at the end of and for the periods covered by such Report.

Date: June 13, 2003

/s/ ADAM M. ARON
Adam M. Aron
Chairman of the Board and
Chief Executive Officer

Date: June 13, 2003

/s/ JAMES P. DONOHUE
James P. Donohue
Senior Vice President and
Chief Financial Officer